Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place    •    Suite 200    •    Wakefield, Massachusetts 01880    •    (781) 557-1300    •    www.fspreit.com

Contact:  Georgia Touma, Investor Relations - 877-686-9496

For Immediate Release

Franklin Street Properties Corp. Announces

Recast of Existing Unsecured Credit Facility into $1 Billion Facility and Agreement for the

Private Placement of $200 Million Senior Unsecured Notes

WAKEFIELD, MA — October 24, 2017 — Franklin Street Properties Corp. (the “Company”, “FSP”, “our” or “we”) (NYSE American:  FSP) announced today that it has successfully entered into the following the transactions:

Recast of Existing Unsecured Credit Facility into $1 Billion Facility

On October 18, 2017, the Company recast its existing credit facility (as amended, the “BAML Credit Facility”) with Bank of America, N.A. (“BAML”) continuing to serve as Administrative Agent.  A summary of key terms is below:

•                  Total availability under the revolving line of credit was increased from $500 million to $600 million.

•                  Principal amount of the term loan remained unchanged at $400 million.

•                  Maturity date applicable to the revolving line of credit was extended from October 29, 2018 to January 12, 2022, plus two optional six-month extensions.

•                  Maturity date applicable to the term loan was extended from September 27, 2021 to January 12, 2023.

•                  Accordion feature that allows for additional borrowing capacity under the revolving line of credit or the term loan was expanded from up to $350 million to up to $500 million.

•                  Depending on the Company’s credit rating, the margin over LIBOR applicable to borrowings under the revolving line of credit decreased from a range of 0.875%-1.650% to a range of 0.825%-1.550%.  The margin over base rate applicable to borrowings under the revolving line of credit also decreased from a range of 0.000%-0.650% to a range of 0.000%-0.550%.  Based on the Company’s credit rating of Baa3 with Moody’s as of October 24, 2017, our margin over LIBOR decreased from 1.25% to 1.20%.

•                  Depending on the Company’s credit rating, the margin over LIBOR applicable to the term loan decreased from a range of 0.950%-1.900% to a range of 0.900%-1.750%.  The Company previously entered into interest rate swap agreements that fixed the base LIBOR rate applicable to the term loan at 1.12% per annum for the period beginning on September 27, 2017 and ending on September 27, 2021.  The margin over base rate applicable to borrowings under the term loan also decreased from a range of 0.000%-0.900% to a range of 0.000%-0.750%.  Based on the Company’s credit rating of Baa3 with Moody’s as of October 24, 2017, our margin over LIBOR decreased from 1.45% to 1.35%.

•                  Modified certain financial covenants, including a reset of minimum tangible net worth.

On October 18, 2017, the Company also amended its existing term loan with Bank of Montreal as Administrative Agent and its existing term loan with JPMorgan Chase Bank, N.A. as Administrative Agent to conform the financial covenants and certain other provisions to the BAML Credit Facility.

FSP was represented by Wilmer Cutler Pickering Hale and Dorr LLP and BAML was represented by Goulston & Storrs PC.  Participating banks include:

Name of Institution	Title

Bank of America, N.A.	Administrative Agent
Bank of Montreal	Syndication Agent
JPMorgan Chase Bank, N.A.	Syndication Agent
Citizens Bank, National Association	Documentation Agent
Regions Bank	Documentation Agent
U.S. Bank National Association	Managing Agent
PNC Bank, National Association	Lender
TD Bank, N.A.	Lender
BBVA Compass	Lender
Branch Banking and Trust Company	Lender
Capital One, N.A.	Lender

Private Placement of $200 Million Senior Unsecured Notes

On October 24, 2017, the Company entered into a note purchase agreement with respect to the private placement of $200 million aggregate principal amount of unsecured senior notes (the “Private Placement”).  The Private Placement consists of $116 million in aggregate principal amount of Series A Senior Notes with a 7-year maturity at an annual rate of interest of 3.99% and $84 million in aggregate principal amount of Series B Senior Notes with a 10-year maturity at an annual rate of interest of 4.26%.  The notes have not been registered under the Securities Act of 1933 (as amended, the “Securities Act”) and are being offered and sold in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act.  The Company intends to use the proceeds from the Private Placement to reduce the outstanding balance of the revolving line of credit portion of the BAML Credit Facility.

George J. Carter, Chairman and Chief Executive Officer of FSP, said, “We believe that these debt transactions help to better align the risk/reward characteristics of our capital structure with the long-term, value-add growth opportunities that we believe exist in our now predominantly urban and infill office property portfolio.  We appreciate the confidence shown in FSP by each of the participating banks and note purchasers.”

The Company’s pro forma debt maturity schedule as of December 31, 2017, adjusted for the close of the debt transactions and application of the proceeds thereof, is shown below:

PRO FORMA DEBT MATURITY SCHEDULE(1)

As of December 31, 2017

(1) Represents estimated debt outstanding as of September 30, 2017 adjusted to reflect the (a) funding of the Private Placement, (b) the closing of the recast of the BAML Credit Facility and the amendments to the BMO Term Loan and the JPM Term Loan described in this press release, and (c) the following adjustments to the estimated $300 million balance outstanding on the BAML Revolver as of September 30, 2017: (i) $6.6 million increase to reflect advances to fund estimated fees incurred in connection with the recast of the BAML Credit Facility and the Private Placement; (ii) $31.6 million decrease to reflect the application of estimated net sale proceeds from the sale of the Company’s property located in Baltimore, Maryland to pay down the balance; and (iii) $200 million decrease to reflect the application of the proceeds of the Private Placement to pay down the balance.

The table below illustrates the impact of these transactions by comparing certain estimated figures of the Company as of September 30, 2017 to pro forma estimates of those same figures as of December 31, 2017, adjusted for the close of the transactions and application of the proceeds thereof:

PRO FORMA IMPACT OF TRANSACTIONS(1)

	As of September 30, 2017	As of December 31, 2017

Total Indebtedness	$1,070b	$1,045b

Total Liquidity	$200mm	$525mm

Weighted Average Debt Maturity	2.4 years	4.5 years

Weighted Average Interest Rate	2.86%	3.12%

% of Fixed Rate Indebtedness	58%	78%

% of Floating Rate Indebtedness	42%	22%

(1) Estimates are based on the pro forma debt maturity schedule that appears on page 3 of this press release.

This press release, along with other news about FSP, is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S.  FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our five core markets of Atlanta, Dallas, Denver, Houston, and Minneapolis.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

For Franklin Street Properties Corp.
Georgia Touma, 877-686-9496

Source:  Franklin Street Properties Corp.